EXHIBIT 10(b)




                        SPLIT DOLLAR INSURANCE AGREEMENT

                                     between

                          21ST CENTURY INSURANCE GROUP

                                       and

                                STANLEY M. BURKE,

                  AS TRUSTEE OF THE 1983 FOSTER INSURANCE TRUST


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                             SPLIT DOLLAR INSURANCE

                                    AGREEMENT

This Agreement is made as of July 15, 1983, between TWENTIETH CENTURY INDUSTRIES, INC., a California corporation ("Corporation"), and STANLEY M. BURKE, Trustee of the 1983 Foster Insurance Trust ("Owner"), with reference to the following facts:

A. Owner is the Trustee of a trust for the principal benefit of the children of LOUIS W. FOSTER, an employee of the Corporation ("Employee").

B. Owner owns the following life insurance policy on the lives of LOUIS W. FOSTER and GLADYCE L. FOSTER, payable upon the death of the survivor of them:
Phoenix Mutual Life Insurance Company, Policy 2255346 ("Policy"). Such insurance company and any other company issuing a policy of insurance which shall be subject to this Agreement shall be referred to as an "Insurer". From time to time, Owner may acquire additional insurance on the life of LOUIS K. FOSTER and GLADYCE L. FOSTER, or either of them, and the Corporation may assist Owner in carrying such additional insurance. Any such additional insurance shall be scheduled on a rider to this Agreement, and shall be subject to all of the terms of this Agreement.

C. In view of LOUIS W. FOSTER'S extraordinary services to the Corporation over many years, the Corporation desires to assist Owner in carrying insurance on the lives of LOUIS W. FOSTER and GLADYCE L. FOSTER upon the terms and conditions set forth in this Agreement.

THEREFORE, the parties to this Agreement agree as follows:

1. Owner shall continue to be the owner of the Policy, and Owner may exercise all ownership rights granted to the Owner by the terms of the Policy, except as provided in this Agreement.

2. The Corporation shall pay the entire premium on the Policy to the Insurer on the due date of the premium. The Corporation's interest in the Policy shall be as provided in this Agreement, and Owner agrees to execute and deliver a collateral assignment of the Policy to the Corporation upon the execution of the Agreement. The assignment shall be security for the repayment of the Corporation's interest in the Policy. The obligation of the Corporation to pay premiums on the Policy shall begin as of June 30, 1983 or thereabouts, and shall continue until four consecutive annual premiums (including the first premium) on the Policy have been paid, whether or not Employee continues to be employed by the Corporation. Owner shall pay all premiums due on said policy, beginning with the fifth premium, so long as Owner shall desire to have the Policy continue in force, and Owner shall have the power to borrow against the Policy for this purpose.

3. The rights of the Corporation and of the Owner with respect to policy loans shall be as follows:

(a)    Corporation shall not have the right to borrow against the Policy.

(b)    Owner may exercise any loan privileges under the Policy.

(c)    Owner shall pay any interest due on any

Loan made by Owner in addition to any other payments required to be paid pursuant to this Agreement.


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4.     Corporation's obligations hereunder shall continue until the death of the survivor of the two named insureds, unless during his lifetime LOUIS W. FOSTER shall compete with the Corporation in any business now conducted by the Corporation, either individually, or as an officer, employee or otherwise of any other entity.

5. Upon written request made by Owner to the Corporation, the corporation shall add any riders to the Policy selected by Owner for the benefit of Owner. Any additional premium for any rider selected by Owner which is added to the Policy shall be paid by the Owner.

6. Upon the death of the survivor of the insureds with respect to whom this Agreement shall be in effect, or upon the earlier surrender of the Policy by the owner, this Agreement shall terminate and the Corporation shall receive pursuant to the collateral assignment, an amount equal to the lesser of (a) the cash surrender value of the policy from time to time, and (b) the aggregate premiums paid by the Corporation pursuant to this Agreement, less one-half of the portion thereof treated as compensation for federal income tax purposes. The balance of such proceeds shall be paid to the beneficiary or beneficiaries designated by Owner in the beneficiary provision endorsed on the Policy.

7. Corporation agrees that during the lifetime of either insured, and while this Agreement shall be in effect, it will not exercise any of its rights as collateral assignee without the consent of Owner.

8. This Agreement shall terminate upon the death of the survivor of the insureds or upon the earlier surrender of the Policy by Owner, at which time the Corporation shall be entitled to receive the amount provided in paragraph 6 of this Agreement.

9. Corporation shall have possession of the Policy during the period that Owner shall be obligated to the Corporation, but Corporation shall make the Policy available to Owner and to the Insurer whenever necessary to endorse changes of beneficiaries on the Policy.

10. Owner shall have the sole right to exercise all rights granted to Owner under the Policy, subject to the collateral assignment to Corporation. If the Policy is surrendered or cancelled by Owner, Owner shall receive the surrender value of the Policy on behalf of the Corporation with respect to the amount which the Corporation would be entitled to receive pursuant to Paragraph 6 of this Agreement (which shall in no event exceed the surrender value of the Policy). It is agreed that the Insurer may draw a check payable in that amount to Corporation. It is the purpose of this Paragraph to specifically provide that the sole and exclusive right to surrender or cancel the Policy is vested in Owner, and Corporation agrees that it shall take no action which might impair or defeat Owner's interest in the Policy.

11. In no event shall the Insurer be considered a party to this Agreement nor to any modifications or amendment of this Agreement, nor to any supplement to this Agreement. Payment or other performance of its obligations in accordance with the terms of the Policy shall fully discharge the Insurer from any and all liability under the Policy. No Insurer shall be obligated to inquire as to the distribution or application of any amounts payable or paid by it under the Policy.

12. If this Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA), Corporation is the "named fiduciary of the Split-Dollar Life Insurance Plan for which this Agreement is hereby designated the written plan instrument.

13. This Agreement shall be subject to and be construed under the laws of the State of California in force from time to time.


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14.     This Agreement shall be binding on the parties to it and their successors in interest or assigns, including, but not limited to, a successor in interest to Corporation by merger, consolidation or otherwise.

The parties have signed this Agreement as of July 15, 1983, at Los Angeles, California.



                                TWENTIETH CENTURY INDUSTRIES, INC.

                                By /s/ G. Robert Thompson
                                       ------------------

                                By /s/ A. Kobayashi
                                       ------------

                                /s/ Stanley M. Burke
                                    ----------------
                                STANLEY M. BURKE Trustee of
                                the 1983 Foster Insurance Trust


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                ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL


A. For value received STANLEY M. BURKE, Trustee of the 1983 Foster Insurance Trust ("Owner"), hereby assigns to TWENTIETH CENTURY INDUSTRIES, INC. ("Assignee"), Policy No. 2255346, issued by Phoenix Mutual Life Insurance Company ("Insurer"), and any supplementary contracts issued in connection therewith which become subject to the Agreement ("Policy", upon LOUIS W. FOSTER and GLADYCE L. FOSTER'S lives, subject to all the terms and conditions of the Policy, to all superior liens, if any, which the Insurer may have against the Policy, and to the Agreement dated as of July 15, 1983 ("Agreement"), between the Assignee and Owner. Owner by this instrument agrees, and Assignee by the acceptance of this assignment agrees, to the conditions and provisions herein set forth.

B. This assignment is made and the policy is to be held as collateral security for any and all liabilities to the Assignee that may hereafter arise pursuant to the Agreement ("Liabilities").

C.     Assignee agrees with Owner as follows:

1. That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, and after payment of any other amounts due to Assignee pursuant to this Agreement, shall be paid by Assignee to the persons entitled thereto under the terms of the Policy had this assignment not been executed;

2. That Assignee will upon request forward to the Insurer without unreasonable delay the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

D. The Insurer is hereby authorized to recognize Assignee's claims to rights hereunder without investigating the reason or any action taken by Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or the application to be made by Assignee of any amounts to be paid to Assignee. The sole signature of Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein, shall be drawn to the exclusive order of Assignee if, when, and in such amounts as may be requested by Assignee.

E. Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals, or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

F. Owner declares that no proceedings in bankruptcy are pending against it and that its property is not subject to any assignment for the benefit of creditors.

Executed at Los Angeles, California as of July 15, 1983.

                                        /s/ Stanley M. Burke
-----------------------                     ----------------
Witness in whose presence               STANLEY M. BURKE, Trustee of the
signed or acknowledged                  1983 Foster Insurance Trust


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STATE OF CALIFORNIA          )
                             :  ss.:
COUNTY OF LOS ANGELES        )

     On this 26th day of July 1983, before me, the undersigned, a Notary Public in and for said State, personally appeared STANLEY M. BURKE, personally known to me (or proved on the basis of satisfactory evidence), to be the Trustee of the 1983 Foster Insurance Trust, and known to me to be the person (or proved to me on the basis of satisfactory evidence), who executed the within Assignment of Life Insurance Policy as Collateral, and acknowledged that he executed the same as such Trustee.

WITNESS my hand and official seal.

/s/ Dona L. Van Orden
    -----------------
Notary Public                                   [Notarial Seal]
Notary Public in and for said State
Dona L. Van Orden


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                                  AMENDMENT TO
                        SPLIT DOLLAR INSURANCE AGREEMENT

This Amendment to the Split Dollar Insurance Agreement dated as of July 15, 1983, between Twentieth Century Industries, Inc., a California corporation ("Corporation"), and Stanley M. Burke, Trustee of the 1983 Foster Insurance Trust (Owner"), is made as of April 1, 1987, with reference to the following facts:

A. In view of Louis W. Foster's continuing extraordinary services to the Corporation, the Corporation desires to assist Owner in continuing to carry insurance on the lives of Louis W. Foster and Gladyce L. Foster upon the terms of the Split Dollar Insurance Agreement, as amended by this Amendment.

B. To assist the owner in carrying such insurance, the parties desire to amend the Split Dollar Insurance Agreement as provided in this Amendment.

Therefore, the parties to the Agreement agree as follows:

1. Paragraph 2 of the Split Dollar Insurance Agreement hereby is amended to read as follows:

          "2. The Corporation shall pay the entire premium on the Policy to the Insurer on the due date of the premium. The Corporation's interest in the Policy shall be as provided in this Agreement, and Owner agrees to execute and deliver a collateral assignment of the Policy to the Corporation upon the execution of this Agreement. The assignment shall be security for the repayment of the Corporation's interest in the Policy. The obligation of the Corporation to pay premiums on the Policy shall begin as of June 30, 1983 or thereabouts, and shall continue for the term provided in Paragraph 4 of this Agreement."

2. Paragraph 3 of the Split Dollar Insurance hereby is amended to read as follows:

          "3. The rights of the Corporation and of the Owner with respect to policy loans shall be as follows:

          (a) The Corporation may exercise any loan privileges under the Policy and may barrow against the Policy as follows:

               (1) Beginning in Policy year five, the Corporation may borrow each year an amount not to exceed the Annual Premium on the Policy for such year.

               (2) Beginning in Policy year eight, the Corporation may borrow each year an amount not to exceed the Annual. Premium on the Policy for such year, plus the' after-tax cost, determined at the Corporation's highest marginal federal and state income tax rates, of the interest on outstanding Policy loans made by the Corporation.

     (b) Owner may exercise any loan privileges under the Policy and may borrow against the Policy up to the total amounts that may be borrowed against the Policy, less the amounts that the Corporation shall have the right to borrow under subparagraph (a) of this paragraph 3 and less the amount of the premiums paid in Policy years one through four, both inclusive.


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     (c)  The  Corporation and the Owner shall pay any interest due on any loans made by it or him, respectively, in addition to any other payments required to be made pursuant to this Agreement.


This Amendment is made as of April 1, 1987, at Los Angeles, California.

/s/ Linda A. Sprague                    /s/ Stanley M. Burke
--------------------                    --------------------
Witness                                 STANLEY M. BURKE,
                                        Trustee of the 1983 Foster
                                        Insurance Trust

                                        TWENTIETH CENTURY INDUSTRIES, INC.

/s/ Joan Richardson                     By /s/ A. Kobayashi
-------------------                     -------------------
Witness


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